Exhibit 10.34

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Second Amendment to Executive Employment Agreement (this “Second Agreement Amendment”) is made and entered into by and between Goodman Networks Incorporated (the “Company”), a Texas corporation with its principal place of business in Plano, Texas, and James E. Goodman (the “Executive”), effective as of July 15, 2008 (the “Second Amendment Effective Date”).

WHEREAS, the Company and the Executive entered into an Executive Employment Agreement effective January 1, 2007 (the “Existing Agreement”); and

WHEREAS, the Company and the Executive desire to amend certain provisions of the Existing Agreement, as provided herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the Company and the Executive agree as follows:

Section 1: Amendment to the Existing Agreement

(a) 4(b) Incentive and Bonus Compensation. Section 4(b) of the Existing Agreement is hereby amended and replaced in its entirety as follows: With respect to each calendar year during the Term, the Executive shall be entitled to receive a minimum Bonus based on the achievement by the Company of certain performance objectives as set forth on Amended Schedule A to this Second Agreement Amendment (the “Bonus”) and such other incentive compensation as the Executive may be eligible to receive under benefit plans maintained by the Company from time to time. The Bonus shall be payable in accordance with the timing of the Company’s payment of bonuses to its other senior executives for the corresponding period and in accordance with the Company’s other policies and procedures relating to bonus compensation. The Bonus shall be payable on March 1 of the year following the year in which such Bonus was earned or as soon as practicable thereafter; provided, however, that such Bonus will in no event be paid later than December 31 of the year after the year in which the Bonus was earned. The Bonus and any other incentive compensation paid to the Executive shall be in addition to the Base Salary.

(b) 4(g) Bonus Defined Terms. A new Section 4(g) is added to the Existing Agreement to add the following defined terms: “EBITDA” means earnings before interest, taxes, depreciation, and amortization as determined by the Company, in its sole discretion, in accordance with generally accepted accounting principles consistently applied. “Revenue” means revenue as determined by the Company, in its sole discretion, in accordance with generally accepted accounting principles consistently applied.

Section 2: Miscellaneous.

(a) Existing Agreement Effective. Except as specifically set forth herein, no other provision of the Existing Agreement is amended or modified hereby, and the Existing Agreement, as amended hereby, shall remain in full force and effect. From and after the Second Amendment Effective Date, all references to the Existing Agreement, including references in the Existing

Agreement and in the Second Agreement Amendment to “The Agreement” or “This Agreement,” shall be deemed to be references to the Existing Agreement as modified by this Second Agreement Amendment. The Second Agreement Amendment replaces in its entirety the First Amendment to Executive Employment Agreement by and between the Company and the Executive executed as of June 6, 2008.

(b) Defined Terms. Capitalized terms used herein and not defined herein are used as defined in the Existing Agreement.

(c) Legal Counsel. The Executive has been represented, or has had the opportunity to be represented, by counsel in connection with the negotiation of this Second Agreement Amendment. The Company is making no representations or warranties concerning the legal or tax consequences to the Executive of any provisional matter relating to this Second Agreement Amendment or the Existing Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Second Agreement Amendment as of the date first set forth above.

THE EXECUTIVE	GOODMAN NETWORKS INCORPORATED

/s/ James E. Goodman	By:	/s/ G. Danny Wade
James E. Goodman	Title:	President & COO

Amended Schedule A

Incentive Bonus Compensation

The Executive shall be entitled to receive a minimum Bonus for each calendar year of the Term if the Company achieves the following performance goals as defined and approved by the Board:

If in any calendar year during the Term the Company achieves 90% of its Revenue and 100% of its EBITDA targets as previously determined by the Board and as set forth in the Company’s operating budget for such calendar year, then the Executive shall be entitled to a Bonus equal to 30% of the Executive’s Base Salary for such calendar year.

If in any calendar year during the Term the Company achieves 90% of its Revenue and 120% of its EBITDA targets as previously determined by the Board and as set forth in the Company’s operating budget for such calendar year, then Executive shall be entitled to a Bonus equal to 50% of the Executive’s Base Salary for such calendar year.

If in any calendar year during the Term the Company achieves 95% of its Revenue and 140% of its EBITDA targets as previously determined by the Board and as set forth in the Company’s operating budget for such calendar year, then the Executive shall be entitled to a Bonus equal to 75% of the Executive’s Base Salary for such calendar year.

Payment of the Bonus shall be guaranteed, and not subject to the discretion of the Board, any committee thereof or any other Person, subject to the achievement of any of the targets specified above. For any percentage of EBITDA and/or Revenue exceeding (i) the 100% of EBITDA target and 90% of Revenue target threshold level and (ii) the 120% of EBITDA target and 90% of Revenue target threshold level, any increase in the Bonus paid up to the next EBITDA/Revenue payout level set forth above shall be determined by the Board, in its sole discretion.

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